Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

December 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q (the Report) accompanying this letter.

Lawrence J. Ellison, the Chief Executive Officer of Oracle Corporation, and Harry L. You, the Chief Financial Officer of Oracle Corporation, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

/s/ LAWRENCE J. ELLISON
Name:	Lawrence J. Ellison
Chief Executive Officer

/s/ HARRY L. YOU
Name:	Harry L. You
Executive Vice President and Chief Financial Officer